Exhibit 10.49

AMENDMENT NO. 1

TO DISTRIBUTION SERVICES AGREEMENT

This Amendment No. 1 to Distribution Services Agreement (the “Amendment”) by and between Adolor Corporation, a Delaware corporation (“Adolor”), and GlaxoSmithKline LLC (formerly known as SmithKline Beecham Corporation), a Delaware limited liability company (“GSK”), is entered into as of this 16th day of December 2009 (the “Effective Date”). GSK and Adolor are sometimes referred to herein individually as a “Party” and collectively as “Parties”.

WHEREAS, Adolor and GSK entered into the Distribution Services Agreement dated June 29, 2004 (the “Distribution Agreement”) pursuant to which GSK agreed to provide distribution and commercial services for Product in the United States, excluding the territories and possessions of the United States;

WHEREAS, GSK and Adolor entered into that certain Collaboration Agreement dated April 14, 2002, as amended by Amendment No. 1 to the Collaboration Agreement effective June 24, 2003 (“Amendment No. 1”), Amendment No. 2 to the Collaboration Agreement effective December 22, 2004 (“Amendment No. 2”), Amendment No. 3 to the Collaboration Agreement effective June 9, 2008 (“Amendment No. 3”), Amendment No. 4 to the Collaboration Agreement effective January 1, 2009 (“Amendment No. 4”), Amendment No. 5 to the Collaboration Agreement effective as of the same date as the Effective Date (“Amendment No. 5”), and a Notice of Termination for GI Products dated August 29, 2008 (the “Notice”); and

WHEREAS, Adolor and GSK desire to amend the Distribution Agreement to allow for Product held on consignment at a GSK Facility under the Distribution Agreement to be sold by Adolor to GSK solely for GSK’s resale in the ROW (as defined below) under agreed upon supply terms.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used in this Amendment shall have the same meanings as in the Distribution Agreement, unless otherwise defined herein.

1.1. “Collaboration Agreement” means that certain Collaboration Agreement dated April 14, 2002, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and the Notice, as it may be further amended from time to time. For the avoidance of doubt, each mention herein of “Collaboration Agreement” means the “Collaboration Agreement, as amended.”

1.2. “United States” shall have the meaning set forth in the Collaboration Agreement.

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Distribution Services Agreement

2.	The fourth RECITAL contained in the Distribution Agreement shall be deleted in its entirety and replaced with the following recital:

“WHEREAS, the Parties wish to memorialize their agreement with regard to the provisions of such distribution and commercial services for the Adolor Products in the United States and the POI Products in the ROW.”

3.	A new Section 1.365 shall be added to the Distribution Agreement as follows:

“1.365 “ROW” means Puerto Rico, Guam and the U.S. Virgin Islands.

4.	A new Section 1.375 shall be added to the Distribution Agreement as follows:

“1.375 “Supply Agreement” has the meaning ascribed to such term in Section 4.2 below.”

5.	Section 1.39 of the Distribution Agreement defining the term “Territory” shall be deleted in its entirety and replaced with the following new Section 1.39:

“1.39 “Territory” means the United States, excluding its territories and possessions.”

6.	A new Article 4 shall be inserted into the Distribution Agreement as follows:

“ARTICLE 4

PRODUCT SUPPLY IN THE ROW

4.1 Product Sales in ROW. Adolor acknowledges and agrees that GSK or its Affiliates shall have the right to sell the POI Product in the ROW as set forth in the Collaboration Agreement.

4.2 Supply Agreement. The Parties acknowledge and agree that a Supply Agreement between Adolor and Glaxo Group Limited, an Affiliate of GSK, dated as of the same date as the Effective Date and attached hereto as Exhibit A (the “Supply Agreement”) sets forth the terms and conditions regarding Adolor’s sale and GSK’s purchase of the POI Product for resale in the ROW.

4.3 Source of Product for ROW. Adolor acknowledges and agrees that (unless otherwise mutually agreed by the Parties in writing) the POI Product to be supplied to GSK or its Affiliates under the Supply Agreement shall be sourced from the POI Product held on consignment by GSK at the GSK Facility under the Distribution Agreement.”

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Distribution Services Agreement

7.	Due to the insertion of a new Article 4 in the Distribution Agreement as set forth in Section 6 above, the remaining Articles of the Distribution Agreement (including internal subsections and related cross-references) shall be updated and renumbered accordingly.

8.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

9.	Except as provided herein, all other terms, conditions and provisions of the Distribution Agreement shall remain in full force and effect.

10.	This Amendment and the Distribution Agreement, including all documents referred to herein and attached hereto, constitutes the entire agreement of the Parties on the subject matter hereof and supersedes all prior representations, understandings and agreements between the Parties with respect to such subject matter. The documents referred to herein and attached hereto shall be read together with this Amendment and the Distribution Agreement to determine the Parties’ intent.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to the Distribution Services Agreement to be executed by their duly authorized corporate officers or representatives effective as of the date first above written.

Adolor Corporation		GlaxoSmithKline LLC

By:	/s/ Stephen W. Webster	By:	/s/ Frank J. Golden

Name:	Stephen W. Webster	Name:	Frank J. Golden

Title:	Senior Vice President, Finance and Chief Financial Officer	Title:	Senior Contract Manager

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Distribution Services Agreement